Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Estée Lauder Companies Inc. of our report dated August 19, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The Estée Lauder Companies Inc.'s Annual Report on Form 10-K for the year ended June 30, 2024.

/s/PricewaterhouseCoopers LLP

New York, New York

November 18, 2024